                         DELTA AIR LINES, INC.
  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS               EXHIBIT 11

                (In thousands except share and per share amounts)

                                                              Three Months    Three Months
                                                                 Ended           Ended
                                                              December 31,    December 31,
                                                                 1993            1992**
                                                              ------------    ------------
PRIMARY:

 Weighted average shares outstanding                            50,206,054      49,732,137
 Additional shares assuming
   exercise of stock options                                             *               *
                                                              ------------    ------------
     Average shares outstanding as adjusted                     50,206,054      49,732,137
                                                              ============    ============

 Income (loss) before cumulative effect of
   changes in accounting principles                           $   (141,040)   $   (144,388)
 Preferred dividends series C                                      (20,125)        (20,125)
 Preferred dividends series B                                       (7,469)         (7,472)
                                                              ------------    ------------
 Income (loss) before cumulative effect of
   changes in accounting principles
   attributable to primary common shares                          (168,634)       (171,985)
 Cumulative effect of changes in accounting principles                   -               -
                                                              ------------    ------------
 Net income (loss) attributable to primary shares             $   (168,634)   $   (171,985)
                                                              ============    ============

 Primary earnings (loss) per share before
   cumulative effect of changes in accounting principles      $      (3.36)   $      (3.46)
 Cumulative effect of changes in accounting principles                   -               -
                                                              ------------    ------------
 Primary earnings (loss) per share                            $      (3.36)   $      (3.46)
                                                              ============    ============

FULLY DILUTED:
 Weighted average shares outstanding                            50,206,054      49,732,137
 Additional shares assuming:
  Conversion of series C convertible preferred stock            17,490,494      17,490,494
  Conversion of series B ESOP convertible
   preferred stock                                               5,922,912       5,945,468
  Conversion of 3.23% convertible subordinated notes            10,149,072               -
  Exercise of stock options                                              *               *
                                                              ------------    ------------
     Average shares outstanding as adjusted                     83,768,532      73,168,099
                                                              ============    ============

 Income (loss) before cumulative effect of
   changes in accounting principles                           $   (141,040)   $   (144,388)
 Expenses of 3.23% convertible subordinated
   notes net of taxes                                                7,786               -
 Additional required ESOP contribution
   assuming conversion of series
   B ESOP convertible preferred stock net of taxes                  (4,519)         (3,822)
                                                              ------------    ------------
 Income (loss) before cumulative effect of
   changes in accounting principles                               (137,773)       (148,210)
 Cumulative effect of changes in accounting principles                   -               -
                                                              ------------    ------------
 Net income (loss) attributable to fully
   diluted common shares                                      $   (137,773)   $   (148,210)
                                                              ============    ============

 Fully diluted earnings (loss) per common share
   before cumulative effect of changes in
   accounting principles                                      $      (1.64)   $      (2.03)
 Cumulative effect of changes in accounting principles                   -               -
                                                              ------------    ------------
 Fully diluted earnings (loss) per common share               $      (1.64)   $      (2.03)
                                                              ============    ============
 *Antidilutive
**Restated as described in Note 1

                                                                    EXHIBIT 11

                            DELTA AIR LINES, INC.
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



              (In thousands except share and per share amounts)

                                                   ---------------------------
                                                    Six Months     Six Months
                                                       Ended          Ended
                                                   December 31,   December 31,
                                                       1993          1992**
                                                   ------------   ------------
PRIMARY:

  Weighted average shares outstanding                50,188,078     49,724,667
  Additional shares assuming exercise of stock
   options                                                    *              *
                                                    -----------    -----------
        Average shares outstanding as adjusted       50,188,078     49,724,667
                                                    ===========    ===========

  Income (loss) before cumulative effect of
   changes in accounting principles                 $   (80,691)   $  (269,583)
  Preferred dividends series C                          (40,250)       (40,250)
  Preferred dividends series B                          (14,932)       (14,959)
                                                    -----------    -----------
  Income (loss) before cumulative effect of
   changes in accounting principles attributable
   to primary common shares                            (135,873)      (324,792)
  Cumulative effect of changes in accounting
   principles                                                 -       (587,144)
                                                    -----------    -----------
  Net income (loss) attributable to primary
   shares                                           $  (135,873)   $  (911,936)
                                                    ===========    ===========

  Primary earnings (loss) per share before
   cumulative effect of changes in accounting
   principles                                       $     (2.71)   $     (6.53)
  Cumulative effect of changes in accounting
   principles                                                 -         (11.81)
                                                    -----------    -----------
  Primary earnings (loss) per share                 $     (2.71)   $    (18.34)
                                                    ===========    ===========

FULLY DILUTED:
  Weighted average shares outstanding                50,188,078     49,724,667
  Additional shares assuming:
    Conversion of series C convertible preferred
     stock                                           17,490,494     17,490,494
    Conversion of series B ESOP convertible
     preferred stock                                  5,924,878      5,946,474
    Conversion of 3.23% convertible subordinated
     notes                                           10,149,072              -
    Exercise of stock options                                 *              *
                                                    -----------    -----------
        Average shares outstanding as adjusted       83,752,522     73,161,635
                                                    ===========    ===========

  Income (loss) before cumulative effect of
   changes in accounting principles                 $   (80,691)   $  (269,583)
  Expenses of 3.23% convertible subordinated
   notes net of taxes                                    15,573              -
  Additional required ESOP contribution
      assuming conversion of series B ESOP
      convertible preferred stock net of taxes           (9,034)        (7,358)
                                                    -----------    -----------
  Income (loss) before cumulative effect of
   changes in accounting principles                     (74,152)      (276,941)
  Cumulative effect of changes in accounting
   principles                                                 -       (587,144)
                                                    -----------    -----------
  Net income (loss) attributable to fully diluted
   common shares                                    $   (74,152)   $  (864,085)
                                                    ===========    ===========

  Fully diluted earnings (loss) per common share
   before cumulative effect of changes in
   accounting principles                            $     (0.89)   $     (3.79)
  Cumulative effect of changes in accounting
   principles                                                 -          (8.02)
                                                    -----------    -----------
  Fully diluted earnings (loss) per common share    $     (0.89)   $    (11.81)
                                                    ===========    ===========

  *Antidilutive
** Restated as described in Note 1